UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2012

CORNERSTONE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	000-30497	62-1173944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

835 Georgia Avenue, Chattanooga, Tennessee 37402

(Address of principal executive offices) (zip code)

(423) 385-3000

(Registrant's telephone number, including area code)

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Cornerstone Bancshares, Inc. is filing this amended Form 8-K to provide additional information about the actions taken by the Federal Deposit Insurance Corporation and the Tennessee Department of Financial Institutions.

Item 1.02 Termination of a Material Definitive Agreement.

On August 17, 2012, the Federal Deposit Insurance Corporation (“FDIC”) issued written confirmation to Cornerstone Community Bank’s (“Bank”) Board of Directors that the Consent Order entered into by the Bank with the FDIC on April 2, 2010, had been terminated. Also on August 17, 2012, the Tennessee Department of Financial Institutions issued written confirmation to the Bank’s Board of Directors that the Written Agreement executed with the Bank on April 5, 2010, had been terminated.

Some of the governance and lending procedures established by the Consent Order and Written Agreement remain in place, including the requirement for approval by the Regional Director of the FDIC and the Commissioner of the Tennessee Department of Financial Institutions of any dividends declared or paid by the Bank to its parent, Cornerstone Bancshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE BANCSHARES, INC.

Date: September 28, 2012	By:	/s/ Nathaniel F. Hughes
Nathaniel F. Hughes
President and Chief Executive Officer